UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

            Proxy Statement Pursuant to Section 14(a) of the Securities
                               Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(z))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                            GENERAL CABLE CORPORATION
-------------------------------------------------------------------------------
	             (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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       (2)  Aggregate number of securities to which transaction applies:

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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)	Amount Previously Paid:
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

                           GENERAL CABLE CORPORATION
                              4 Tesseneer Drive
                        Highland Heights, Kentucky 41076
                            Telephone (859) 572-8000


Dear Shareholder:

        You are cordially invited to attend the 2006 Annual Meeting of Shareholders, which will be held at 3:00 p.m., Central European Summer Time, Thursday, May 18, 2006, at the European Headquarters offices of General Cable Corporation, Casanova, 150, 08036 Barcelona, Spain. Proceedings of the meeting will be simultaneously transmitted to the World Headquarters of the Company beginning at 9:00 a.m., Eastern Daylight Time, at 4 Tesseneer Drive, Highland Heights, Kentucky 41076.

        You will find enclosed a notice of our 2006 Annual Meeting that identifies the two proposals for shareholder action. We encourage you to read the Proxy Statement carefully.

        As you will note from the enclosed proxy material, the Board of Directors recommends that you vote FOR each of the proposals set forth in the Proxy Statement.

                                         Sincerely,



                                         /s/ Gregory B. Kenny
                                         President and Chief Executive Officer

March 30, 2006


YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY THE INTERNET OR TELEPHONE OR BY SIGNING AND RETURNING THE PROXY CARD. PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR THE VOTING METHOD YOU SELECT.

                              General Cable Corporation
                                  4 Tesseneer Drive
                           Highland Heights, Kentucky 41076
                               Telephone (859) 572-8000


                   NOTICE OF THE 2006 ANNUAL MEETING OF SHAREHOLDERS

     The 2006 Annual Meeting of Shareholders of General Cable Corporation ("General Cable") will be held on Thursday, May 18, 2006, at 3:00 p.m., Central European Summer Time, at the European Headquarters offices of General Cable, Casanova, 150, 08036 Barcelona, Spain. Proceedings of the meeting will be simultaneously transmitted to the World Headquarters of General Cable beginning at 9:00 a.m., Eastern Daylight Time at 4 Tesseneer Drive, Highland Heights, Kentucky 41076, to consider and act upon the following proposals:

1.   Election of two directors;

2. Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to audit General Cable's 2006 consolidated financial statements and internal control over financial reporting;

3.   Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 20, 2006, are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,


                                          /s/ Robert J. Siverd
                                          Secretary

March 30, 2006

                                    PROXY STATEMENT
                                   TABLE OF CONTENTS


ELECTION OF DIRECTORS (Proposal 1)..........................................3
     Nominees for Director..................................................3
     The Board, its Committees and Meetings.................................5
REPORT OF AUDIT COMMITTEE...................................................7
BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT...............................10
TRANSACTIONS WITH THE COMPANY..............................................12
SIGNIFICANT SHAREHOLDERS...................................................13
EXECUTIVE COMPENSATION.....................................................14
OPTION INFORMATION.........................................................17
PENSION PLAN BENEFIT TABLE.................................................19
REPORT OF COMPENSATION COMMITTEE...........................................20
STOCK PRICE PERFORMANCE GRAPH..............................................23
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO................24
  AUDIT GENERAL CABLE'S 2006 CONSOLIDATED FINANCIAL STATEMENTS
  AND INTERNAL CONTROL OVER FINANCIAL REPORTING (Proposal 2)
OTHER INFORMATION..........................................................25
APPENDIX A -- GENERAL CABLE AUDIT COMMITTEE CHARTER......................A-25

                                  PROXY STATEMENT

     The Board of Directors of General Cable Corporation ("General Cable" or the "Company") is providing this Proxy Statement for the solicitation of proxies from holders of outstanding common stock for the 2006 Annual Meeting of Shareholders ("Annual Meeting") on May 18, 2006, and at any adjournment of the meeting. The Annual Meeting will be held at 3:00 p.m., Central European Summer Time, Thursday, May 18, 2006, at the European Headquarters offices of General Cable Corporation, Casanova, 150, 08036 Barcelona, Spain. Proceedings of the meeting will be simultaneously transmitted to the World Headquarters of the Company beginning at 9:00 a.m., Eastern Daylight Time, at 4 Tesseneer Drive, Highland Heights, Kentucky. The principal executive offices of General Cable are located at 4 Tesseneer Drive, Highland Heights, Kentucky 41076. General Cable is sending this Proxy Statement, proxy form, and General Cable's Annual Report to Shareholders for 2005 to all shareholders entitled to receive notice and to vote at the Annual Meeting beginning on or about April 3, 2006.

	                         VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

     Our Annual Meeting this year is being held at our European Headquarters offices, which reflects the importance of our European business, including the recent acquisition of Silec Cable, S.A.S. in France, to our global business. Proceedings are also being transmitted to our World Headquarters in Kentucky and shareholders will be able to participate in the Annual Meeting in the same way as before.

     Whether or not you plan to attend our Annual Meeting, please take the time to vote either by the Internet or telephone using the instructions on the proxy card or by completing and mailing the enclosed proxy card as soon as possible. If you decide to vote using the proxy card, you must sign, date and mail it and indicate how you want to vote. If you do not so indicate, your proxy will be voted as recommended by the Board of Directors.

RECORD DATE

     Holders of record of General Cable common stock, par value $0.01 per share, at the close of business on March 20, 2006 (the "Record Date") will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments. At the Record Date, 50,462,338 shares of common stock were issued and outstanding.

HOW TO REVOKE YOUR PROXY

     If you later wish to revoke your proxy, you may do so by (1) sending a written statement to that effect to the Secretary of General Cable at the above address; (2) submitting a properly signed proxy having a later date; (3) making an oral revocation by telephone using the telephone voting instructions on the proxy card; or (4) voting in person at the Annual Meeting at our European or World Headquarters offices.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

- NUMBER OF SHARES OUTSTANDING. At the close of business on the Record Date, there were 50,462,338 shares of common stock outstanding and entitled to vote at the Annual Meeting.

- VOTE PER SHARE. You are entitled to one vote per share on matters presented at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors.

- QUORUM. A majority of outstanding shares, present or represented by proxy, makes a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" (i.e., when a broker does not have authority to vote on a specific issue) are counted as present for purposes of determining a quorum.

- VOTE REQUIRED. The following is an explanation of the vote required for each of the two items to be voted on at the Annual Meeting.

- ABSTENTIONS AND BROKER NON-VOTES. Abstentions and broker non-votes will have no legal effect on the election of directors. Abstentions will have the effect of a vote against Proposal 2. Member firms of the New York Stock Exchange ("NYSE") have authority to vote in their discretion on Proposals 1 and 2 as routine items in the absence of a voting directive from a beneficial owner of the stock. Broker non-votes will not count as votes against any proposal at the Annual Meeting.

PROPOSAL 1   ELECTION OF DIRECTORS

     The nominees receiving the highest number of votes will be elected. If you do not wish your shares to be voted for a nominee, you may withhold votes using the telephone voting instructions on the proxy card or you may withhold votes by indicating in the space provided on the proxy card.

PROPOSAL 2   RATIFICATION OF APPOINTMENT OF AUDITORS

     The affirmative vote of a majority of shares present in person or by proxy is required for approval of Proposal 2.

DISCRETIONARY VOTING POWER

     The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. In addition, on matters raised at the Annual Meeting that are not covered by this Proxy Statement, the persons named in the proxy card will have full discretionary authority to vote unless a shareholder has followed the advance notice procedures discussed below under "Nominees for Director." If any nominee for election as a director becomes unable to accept nomination or election, which we do not anticipate, the persons named in the proxy will vote for the election of another person recommended by the Board.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

NOMINEES FOR DIRECTOR

     Two directors will be elected at the 2006 Annual Meeting.

     Under General Cable's Certificate of Incorporation, the Board is divided into three classes of Directors serving staggered three-year terms. Each class is to be as nearly equal in number as reasonably possible. Terms of office for Directors were set up so that the initial term of office of Class I directors expired at the 1998 annual meeting; the initial term of Class II directors expired at the 1999 annual meeting; and the initial term of Class III directors expired at the 2000 annual meeting. This year, at the 2006 Annual Meeting, the term of the Class III directors expires. There are currently two Class III directors. Directors elected to succeed directors whose terms have expired have a term of office lasting three years and until their successors are elected. Class I and Class II directors will serve until the 2007 and 2008 Annual Meetings, respectively, and until their successors are elected and qualified or until their earlier resignation or removal.

     Set forth below is certain information relating to the persons who were nominated by the Board of Directors on February 7, 2006, for reelection as Class III directors at the Annual Meeting. Also set forth below is information about Class I and Class II continuing directors. The information is based on data furnished to General Cable by the individual directors. The new term of office for each nominee runs from the 2006 Annual Meeting until the Annual Meeting of Shareholders to be held in 2009 and until his successor shall have been elected and qualified.

        CLASS III DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING
        --------------------------------------------------------------

[PHOTO]                          Mr. Lawton served as President and Chief
                                 Executive officer of JohnsonDiversey, Inc.
Gregory E. Lawton                from October 2000 to February, 2006.  From
Age 55                           January 1999 until September 2000, he was
Director since 1998              President and Chief Operating Officer of
Chairman of the Corporate        Johnson Wax Professional.  Prior to joining
Governance Committee and         Johnson Wax, Mr. Lawton was President of
Member of the Audit and          NuTone Inc., a subsidiary of Williams plc
Compensation Committees          based in Cincinnati, Ohio, from 1994 to 1998.
                                 From 1989 and 1994, Mr. Lawton served with
                                 Procter & Gamble (NYSE: PG) where he was Vice
                                 President and General Manager of several consumer product groups.

[PHOTO]                          Mr. Omtvedt has been Senior Vice President and
                                 Chief Financial Officer of Fortune Brands, Inc.
Craig P. Omtvedt                 (NYSE: FO) since 2000.  Previously, he held
Age 56                           positions with Fortune Brands as Senior Vice
Director since 2004              President and Chief Accounting Officer from
Chairman of the Audit Committee  1998 to 1999; Vice President and Chief
and Member of the Compensation   Accounting Officer from 1997 to 1998; Vice
and Corporate Governance         President, Deputy Controller and Chief Internal
Committees                       Auditor from 1996 to 1997; Deputy Controller
                                 from 1992 to 1996; and Director of Audit from 1989 to 1992. Before joining Fortune Brands,
                                 Mr. Omtvedt worked for Pillsbury Company in
                                 Minneapolis, Minnesota from 1985 to 1989 in various audit and controller roles.

                               CLASS I CONTINUING DIRECTOR
                               ---------------------------

[PHOTO]                          Mr. Welsh is currently President of Avalon
                                 Capital Partners LLC, an investment firm
John E. Welsh, III               focused on private equity and venture capital
Age 55                           investments.  From October 2000 to December
Director since 1997              2002, he was a Managing Director of CIP
Nonexecutive Chairman of the     Management LLC, the management company for
Board and Member of the Audit,   Continuation Investments Group Inc. From
Compensation and Corporate       November 1992 to December 1999, he served as
Governance Committees            Managing Director and Vice-Chairman of the
                                 Board of Directors of SkyTel Communications,
                                 Inc. and as a Director of the company from September 1992 until December 1999. Prior to
                                 1992, Mr. Welsh was a Managing Director in the
                                 Investment Banking Division of Prudential
                                 Securities, Inc.

                               CLASS II CONTINUING DIRECTORS
                               -----------------------------

[PHOTO]                          Mr. Kenny has served as President and Chief
                                 Executive Officer of General Cable since
Gregory B. Kenny                 August 2001.  He was President and Chief
Age 53                           Operating Officer of General Cable from May
Director since 1997              1999 to August 2001.  From March 1997 to May
President and Chief Executive    1999, he was Executive Vice President and
Officer of General Cable         Chief Operating Officer of General Cable.
                                 From June 1994 to March 1997, he was Executive
                                 Vice President of the subsidiary of General
                                 Cable which was General Cable's immediate predecessor. Mr. Kenny is a director of a number of General Cable subsidiaries. He is also a Director of Corn Products
                                 International, Inc. (NYSE: CPO) and IDEX
                                 Corporation (NYSE: IEX).

[PHOTO]                          Mr. Smialek has been a private investor and
                                 consultant since August 2002.  He was
Robert L. Smialek                President and Chief Executive Officer of
Age 62                           Applied Innovation Inc. (NASDAQ: AINN) from
Director since 1998              July 2000 to August 2002.  From May 1993 to
Chairman of the Compensation     July 1999 he served as President and Chief
Committee, Member of the         Executive Officer of the Insilco Corporation.
Audit and Corporate              Prior to 1993, Mr. Smialek served as the Group
Governance Committees            President and Chief Operating Officer of the
                                 Temperature and Appliance Controls Group of
                                 Siebe, plc. He was Group Vice President for the Tracor Instruments Group from 1988 to 1990. For the prior 19 years, Mr. Smialek worked for the General Electric Company in various operations management positions.

THE BOARD, ITS COMMITTEES AND MEETINGS

     The General Cable Board of Directors meets regularly during the year. In 2005, the Board of Directors held five regular meetings and three special meetings. As a matter of policy, the Company expects directors to attend each Annual Meeting, and in 2005, all directors attended the Annual Meeting. The Board currently has five members; there is one vacancy as a result of a resignation. The Board has determined that Messrs. Lawton, Omtvedt, Smialek and Welsh, who are not employees of the Company, are independent under the rules issued by the NYSE. General Cable has three standing Committees, which are the Audit Committee, the Compensation Committee, and the Corporate Governance Committee which meet regularly. In 2005, each director attended at least 75% of the total number of meetings of the Board of Directors and of the Committees on which he served. The Board of Directors held eight meetings in 2005.

     The Board generally will have six regularly scheduled meetings a year for the non-management directors without management present. These sessions usually take place around regularly scheduled Board meetings. The Nonexecutive Chairman will preside at such meetings. The non-management directors also may meet without management present at other times as are determined by the Nonexecutive Chairman.

     Shareholders may communicate with the Board, including the Nonexecutive Chairman and the independent directors on matters of interest. The Company has established a special email address and telephone number for these communications which are posted on the Company's website (www.generalcable.com) via the Investor Relations page. The telephone number is (859) 572-8000; the email address is info@generalcable.com. The email address and telephone number are posted on the Company's website. Shareholders may also contact the directors anonymously by using the special email address and telephone number. Communications to these directors initially will be reviewed by the Secretary and routed to the Chairman or a Board Committee as appropriate.

     The current fee schedule for General Cable directors, paid only to directors who are not officers or employees of General Cable, is as follows: annual retainer fee of $85,000, payable at least one-half in common stock of General Cable (which must be deferred into the Company's Deferred Compensation
Plan) and up to one-half in cash (which may be deferred into the Company's Deferred Compensation Plan). The Chairman of the Audit Committee also will receive an annual retainer fee of $10,000 in cash. Outside directors are reimbursed for related out-of-pocket expenses for attendance at Board and Committee meetings. In order to be eligible to receive the retainer, a director must have attended at least 75% of the Board meetings in the prior year, unless attendance was excused by the Chairman.

     Each outside director is eligible to receive an annual grant of 2,500 options to acquire General Cable common stock at the stock's fair market value when granted. These options generally vest over three years. In February 2006, the Compensation Committee awarded each outside director 2,500 options on common stock as part of their compensation for services.

     In addition, John E. Welsh, III, who has served as Nonexecutive Chairman of the Board since August 2001, is entitled to annual compensation for his services as Chairman. This additional compensation is equal to the amount paid to non-employee directors for regular director service. Also, as part of this compensation, the Compensation Committee in February 2006 awarded Mr. Welsh 2,500 options to purchase General Cable common stock.

     During 2005, shares of common stock issued to pay director retainer fees and awards were drawn from the 1997 Stock Incentive Plan until approval by stockholders of the General Cable Corporation 2005 Stock Incentive Plan in May 2005. Thereafter, all issuances and awards were, and future issuances will be, drawn from the shareholder-approved 2005 Stock Incentive Plan.

     The membership and functions and other relevant information relating to each Committee are described below:

     Audit Committee: Consists of Craig P. Omtvedt (Chairman), Gregory E. Lawton, Robert L. Smialek and John E. Welsh, III, who are independent under the rules of the NYSE. The Committee assists in Board oversight of the integrity of the Company's financial statements, the Company's compliance with legal requirements and performance of the Company's internal audit functions and independent auditors. This Committee also determines the independent registered public accounting firm that General Cable retains as its independent auditor. None of the members of the Committee are officers or employees of General Cable. The Audit Committee met ten times in 2005.
The Board of Directors has determined that each of the members of the Committee named above is an Audit Committee financial expert under rules of the Securities and Exchange Commission ("SEC").

     The Audit Committee has adopted formal preapproval policies and procedures relating to the services provided by its independent auditor consistent with requirements of the SEC Rules. Under the Company's preapproval policy, all audit and permissible non-audit services provided by the independent auditors must be preapproved. The Audit Committee will generally preapprove a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year. Any services that are not included in the approved list of services must be separately preapproved by the Audit Committee. The Committee delegates to the Chairman the authority to approve permitted audit and non-audit services to be provided by the independent auditor between Committee meetings for the sake of efficiency. The Committee Chairman reports any such interim preapproval at the next meeting of the Committee.

                             REPORT OF THE AUDIT COMMITTEE

     General Cable's Audit Committee is furnishing the following report under the rules of SEC:

     The Audit Committee provides oversight relating to the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee Charter is posted on the Company's website (www.generalcable.com)* and is accessible via the Investor Relations page. It is also available in print to any shareholder on request to the Corporate Secretary at General Cable's World Headquarters at 4 Tesseneer Drive, Highland Heights, Kentucky 41076. The Audit Committee reviews its Charter annually.

     The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for calendar 2005, the Audit Committee:

     - Reviewed and discussed the audited financial statements for the year ended December 31, 2005, with management and Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (together, the "Deloitte Entities"), the Company's independent auditors;

     - Discussed with the Deloitte Entities the matters required to be discussed by Statement on Auditing Standards No. 61, as amended or modified, relating to the conduct of the audit;

     - Received written disclosures and the letter from the Deloitte Entities regarding their independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Deloitte Entities their independence; and

     - Exercised oversight in other areas relating to the financial reporting and audit process that the Committee determined appropriate, including the Company's compliance program relating to Section 404 of the Sarbanes-Oxley Act and the Company's risk assessment and risk management programs.

------------
* Information on this website is not and should not be considered part of this Proxy Statement and is not incorporated by reference.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and the Deloitte Entities as discussed above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

						Audit Committee:
						Craig P. Omtvedt, Chairman
						Gregory E. Lawton
						Robert L. Smialek
						John E. Welsh, III

     Compensation Committee: Consists of Robert L. Smialek (Chairman), Gregory E. Lawton, Craig P. Omtvedt, and John E. Welsh, III. The Compensation Committee reviews and acts on General Cable's executive compensation and employee benefit plans and programs, including their establishment, modification and administration. It also determines the compensation of the Chief Executive Officer and other executive officers. None of the members are officers or employees of General Cable; all are independent under the rules of the NYSE. The Compensation Committee's charter is posted on the Company's website via the Investor Relations page. It is also available in print to any shareholder on request to the Corporate Secretary at General Cable's World Headquarters. The Compensation Committee met three times in 2005.

     Corporate Governance Committee: Consists of Gregory E. Lawton (Chairman), Craig P. Omtvedt, Robert L. Smialek and John E. Welsh, III. The Corporate Governance Committee considers and recommends nominees for election as directors, appropriate director compensation, and the membership and responsibilities of Board committees. It conducts, in conjunction with the Compensation Committee, an annual performance evaluation of the Chief Executive Officer and sets performance objectives for the CEO. The Corporate Governance Committee also reviews management development and succession policies and practices. A copy of the Corporate Governance Committee's charter is available on the Company's website via the Investor Relations page. It is also available in print to any shareholder on request to the Corporate Secretary at General Cable's World Headquarters. In addition, the Corporate Governance Committee provides oversight with regard to the Company's Code of Business Conduct and Ethics that applies to its directors, officers, and employees. A copy of the Code of Business Conduct and Ethics is available on the Company's website via the Investor Relations page. It is also available in print to any shareholder on request to the Corporate Secretary at General Cable's World Headquarters. None of the members of the Corporate Governance Committee are officers or employees of General Cable; all are independent under the rules of the NYSE. The Corporate Governance Committee met six times in 2005.

     The Corporate Governance Committee as noted is responsible for considering and recommending nominees for election as director. In carrying out its duties, the Corporate Governance Committee engages third-party search firms to assist in identifying and assessing qualifications of director candidates. Director qualifications and related responsibilities are set forth in the Company's Corporate Governance Principles and Guidelines. The Guidelines are posted on the Company's website via the Investor Relations page. Under these Guidelines, the Corporate Governance Committee expects that directors of the Company should possess the highest personal and professional values, ethics, and integrity and should be committed to represent and advance the long-term interests of the Company's shareholders. Directors must have an inquisitive and objective perspective, practical experience and maturity of judgment. General Cable aims to have a Board representing diverse experience in business, finance, technology, and other disciplines relevant to the Company's business activities.

     Directors of our Company are also expected to attend all scheduled Board and Committee meetings and to be prepared for the meetings by reviewing the materials provided to them in advance of the meetings. Directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities that would adversely affect their ability to fulfill their duties and responsibilities as directors. Further, directors who also serve as CEO or in equivalent positions should not serve on more than two boards of public companies in addition to the General Cable Board, and other directors should not serve on more than four other boards of public companies. Current positions in excess of those limits may be maintained unless the Board determines that doing so would impair the director's service on the Company's Board. Lastly, the Board does not believe that arbitrary term limits on directors' service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach retirement age. The Board does believe that 70 is an appropriate retirement age for outside directors. However, the Board will utilize its own self-evaluation process as an important determinant of Board tenure.

     Each year, the Corporate Governance Committee recommends a slate of nominees to the Board which proposes nominees to the shareholders for election to the Board. In connection with its recommendations, the Corporate Governance Committee considers whether the director candidates have the requisite qualifications and skills that are identified above and the commitment and willingness to serve on the Board in accord with the Company's Corporate Governance Principles and Guidelines.

     The Corporate Governance Committee also will consider shareholder suggestions for nominees when submitted in accord with the provisions of our Bylaws. Under General Cable's Bylaws, shareholders may present any proposals for shareholder vote, including the election of directors, by following the advance notice procedure described below. Under this procedure, the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder. Shareholders will be given a reasonable opportunity at the Annual Meeting to nominate candidates for the office of director. The Bylaws require that a shareholder wishing to nominate a director candidate must first give the Secretary of General Cable a written nomination notice at least sixty (60) days before the date of the Annual Meeting.

     The nomination notice must set forth the following information as to each individual nominated:

     - The name, date of birth, business address and residence address of the individual;

     - The business experience during the past five years of the nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which those occupations and employment were carried on, and additional information about the nature of his or her responsibilities and level of professional competence which permits an assessment of the candidate's prior business experience;

     - Whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity;

     - Any directorships held by the nominee in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or covered by Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and

     - Whether, in the last five years, the nominee was convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee.

     The nomination notice must also provide the following information about the person submitting the nomination notice and any person acting in concert with that person: (1) the name and business address of that person, (2) the name and address of that person as they appear in the Company's books, and
(3) the class and number of General Cable shares that are beneficially owned by that person. The nomination notice must include the nominee's signed written consent to being named in a proxy statement as a nominee and to serve as a director if elected. If the presiding officer at any shareholder's meeting determines that a nomination was not made in accord with these procedures, he or she will so declare to the meeting and the defective nomination will be disregarded.

     The Board of Directors recommends that shareholders vote FOR the election of the nominees for director.

                  BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT

     The following table sets forth information, as of March 1, 2006, concerning the beneficial ownership of General Cable's common stock by (i) each director and director nominee of General Cable; (ii) each executive officer of General Cable named in the Summary Compensation Table; and (iii) all directors and executive officers of General Cable as a group. This information is based on data furnished by the named persons. The beneficial owners of common stock listed below have sole investment and voting power with respect to these shares, except as otherwise indicated.

                             SHARE OWNERSHIP TABLE

                                                  AMOUNT AND NATURE OF
                                                BENEFICIAL OWNERSHIP (1)
                                         -----------------------------------

NAME OF BENEFICIAL OWNER                     NUMBER     PERCENT OF CLASS (2)
------------------------                 -------------  --------------------

Gregory B. Kenny, Director and Officer     879,101 (3)         1.71
Gregory E. Lawton, Nominee for Director     23,210 (4)          *
Craig P. Omtvedt, Nominee for Director       4,667 (5)          *
Robert J. Siverd, Officer                  268,482 (6)          *
Robert L. Smialek, Director                 18,710 (7)          *
Christopher F. Virgulak, Officer           220,061 (8)          *
John E. Welsh, III, Director               128,000 (9)          *
All directors and officers as a group    1,542,231             2.98

-------------------------------------

* Means less than 1.0%

(1) Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

                                      -10-

(2) The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date (50,462,338 shares of common stock).

(3) Includes 2,100 shares held by Mr. Kenny as custodian for his children and 50,773 shares of restricted stock awarded to Mr. Kenny under the General Cable Stock Incentive Plans as to which he has voting power; and 803,000 shares covered by options in common stock which may be exercised within sixty (60) days of March 1, 2006. Excludes 348,533 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(4) Includes 21,333 shares covered by stock options which may be exercised by Mr. Lawton within sixty (60) days of March 1, 2006. Excludes 24,926 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(5) Includes 1,667 shares covered by stock options which may be exercised by Mr. Omtvedt within sixty (60) days of March 1, 2006. Excludes 4,576 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(6) Includes 197,000 shares covered by stock options which may be exercised by Mr. Siverd within sixty (60) days of March 1, 2006 and 13,684 shares of restricted common stock as to which Mr. Siverd has voting power. Excludes 79,125 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(7) Includes 13,833 shares covered by stock options which may be exercised by Mr. Smialek within sixty (60) days of March 1, 2006. Excludes 24,926 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(8) Includes 210,500 shares covered by stock options which may be exercised by Mr. Virgulak within sixty (60) days of March 1, 2006 and 8,051 shares of restricted common stock as to which Mr. Virgulak has voting power. Excludes 128,475 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(9) Includes 101,000 shares covered by stock options which may be exercised by Mr. Welsh within sixty (60) days of March 1, 2006. Excludes 81,143 shares of common stock deferred under the General Cable Deferred Compensation Plan.


        SHARE OWNERSHIP GUIDELINES FOR DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors, on March 28, 2005, adopted Share Ownership Guidelines (the "Guidelines") for directors and the executive officers listed in the Summary Compensation Table. Under the approved Guidelines, Directors will be required to obtain ownership of shares of common stock equal to three
(3) times the amount of the cash retainer paid to non-employee directors for their service as directors within five (5) years from adoption or from their date of appointment. (See the Board, its Committees and Meetings on pages 5-7.) All non-employee directors meet these Guidelines.

     In addition, executive officers are required to obtain ownership of shares of common stock equal to a multiple of base salary within five (5) years of the adoption of the Guidelines or from the date of election in case of a new executive officer, as follows: Chief Executive Officer, multiple of five (5) times base salary; other executive officers, multiple of three (3) times base salary. Each of the listed executive officers has ownership of common stock exceeding these Guidelines, which the Board believes represent prevailing sound practice based in part on the advice of the independent consultant to the Compensation Committee.

     For purposes of the Guidelines, shares which qualify to be included are common shares acquired individually with personal funds, grants and awards under incentive plans, and shares held by the individuals in Company retirement and savings, and deferred compensation plans. Options to purchase common stock are not included for this purpose. The Compensation Committee of the Board intends to review the Guidelines annually to determine if the requirements are being met, and to consider whether action should be taken to address any non-compliance, including involuntary payment of incentive awards in restricted common stock at the discretion of the Compensation Committee.

                          TRANSACTIONS WITH THE COMPANY

     In October 1998, the Board of Directors approved the Stock Loan Incentive Plan ("SLIP"). Under the SLIP, executive officers and General Cable key employees were provided the opportunity to purchase General Cable common stock worth an aggregate of $6.12 million in the open market using funds loaned by the Company. Loans made were full-recourse loans which matured in five years when they were required to be repaid with accrued interest. The loans bore interest at 5.12%, the applicable federal rate provided by the Internal Revenue Service in October 1998. Dividends on common stock purchased by participants were applied to reduce interest on the loans. In addition, participants were awarded a long-term incentive of one restricted stock unit for each share of stock purchased, which award vested in five years.

     On June 10, 2003, Messrs. Kenny, Virgulak and Siverd each repaid in full their outstanding loans from the Company under the SLIP in the respective amounts of $752,909, $501,914, and $501,914; the Plan is no longer in effect with respect to these executive officers. The Company accepted as partial payment for the loans common stock owned by the executive officers and restricted stock units previously awarded under the SLIP.

                           SIGNIFICANT SHAREHOLDERS

     The following table sets forth information about each person known to General Cable to be the beneficial owner of more than 5% of General Cable's common stock. General Cable obtained this information from its records and statements filed with the SEC under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and received by General Cable through the Record Date.


                                                  AMOUNT AND NATURE OF
                                                BENEFICIAL OWNERSHIP (1)
                                         -----------------------------------

NAME AND ADDRESS OF BENEFICIAL OWNER     NUMBER         PERCENT OF CLASS (2)
------------------------------------     -------------  --------------------

Fidelity Management & Research Corp.     4,760,300 (3)          9.43
82 Devonshire St.
Boston, MA 02109
------------------------------------

(1) Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2) The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date (50,462,338 shares of common stock).

(3) These shares of General Cable common stock are owned by FMR Corp. as a parent holding company, Fidelity Management & Research Company ("Fidelity"), Fidelity Low Priced Stock Fund and Edward C. Johnson 3d and members of his family. Fidelity beneficially owns 4,760,300 shares or 9.43% of the common stock of General Cable by reason of its acting as investment advisor to various registered investment companies. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, has sole power to dispose of 4,760,300 shares of General Cable common stock. Members of the Johnson family are the predominant owners of Series B shares of FMR Corp. common stock representing about 49% of the voting power of FMR Corp.


                                 EXECUTIVE COMPENSATION

        The following table sets forth information regarding the compensation earned by the Chief Executive Officer and the two other most highly compensated executive officers of General Cable (including its subsidiaries) for services rendered in all capacities for fiscal years 2003, 2004 and 2005.


                                         SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                               ANNUAL COMPENSATION              COMPENSATION
                                      ------------------------------------  --------------------
                                                                            RESTRICTED
                              FISCAL                        OTHER ANNUAL      STOCK       OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY    BONUS    COMPENSATION (1)  AWARDS (2)  (SHARES)(3)  COMPENSATION (4)
----------------------------- ------  --------  --------  ----------------  ----------  -----------  ----------------

Gregory B. Kenny              2005    $659,327  $940,500      $      0      $1,166,256    28,896        $63,308
President and                 2004     624,135   370,580             0       1,027,496    43,331         42,937
Chief Executive Officer       2003     550,000   348,250       745,000         900,790         0         15,518

Christopher F. Virgulak       2005    $350,445  $289,117      $      0        $225,347     4,584        $29,595
Executive Vice President and  2004     341,843   117,500             0         264,196    11,141         17,491
Chief Financial Officer       2003     328,388   152,171       495,000         228,430         0          6,125

Robert J. Siverd              2005    $333,537  $343,960      $      0        $314,321     7,788        $29,570
Executive Vice President      2004     325,353   112,000             0         251,444    10,604         18,350
General Counsel and Secretary 2003     312,750   148,496       495,000         215,500         0          6,028

-----------------------------

(1) The amounts listed represent awards under three-year retention arrangements approved by the Board of Directors in July 2003. Under the terms of the arrangements, each executive received a cash payment in July 2003 in consideration for services to be rendered through July 2006. See also Employment Agreements on page 15.

     The amount of perquisites and personal benefits for each of the executive officers was less than $50,000 for each year shown in the table.

(2) Award amounts for 2005 and 2004 represent the value of restricted common stock granted in February and March 2006, and January 2005, respectively, subject to time-based vesting ratably over a five-year period. Award amounts for 2003 represent the value of restricted common stock granted in January 2004 subject to time and performance vesting conditions over a six-year period.

(3) Options shares listed were granted in February and March 2006, and January 2005 for performance in 2005 and 2004, respectively.

     The number and aggregate value of restricted stock holdings of executive officers at December 31, 2005, based on the year-end share price of $19.70 were: Mr. Kenny, 100,167 shares, $1,973,290; Mr. Virgulak, 37,246 shares, $733,746; and Mr. Siverd, 35,892 shares, $707,072. Dividends are payable on the restricted common stock only if declared by the Board of Directors. No dividends have been declared and paid on the Company's common stock since the third quarter of 2002.

(4)  Includes (a) imputed income from Company provided life insurance in the amount of $1,518 in 2005, $1,518 in 2004, and $1,518 in 2003 for Mr. Kenny; $1,518
     in 2005, $990 in 2004, and $990 in 2003 for Mr. Virgulak; and $2,838 in 2005,
     $2,838 in 2004, and $1,518 in 2003 for Mr. Siverd; and (b) employer matching and additional contributions pursuant to General Cable's retirement and savings and excess benefit plans in the amounts of $61,790 in 2005, $40,419 in

                                       -14-


     2004, and $14,000 in 2003 for Mr. Kenny; $28,077 in 2005, $16,501 in 2004,
     and $5,135 in 2003 for Mr. Virgulak; and $26,732 in 2005, $15,492 in 2004,
     and $4,510 in 2003 for Mr. Siverd.

EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
-------------------------------------------

     Employment Agreements
     ---------------------

     Below are summary descriptions of the separate employment agreements between General Cable (and certain subsidiaries) and Messrs. Kenny, Virgulak and Siverd as amended (each an "Employment Agreement").

     Messrs. Kenny, Virgulak and Siverd have Amended and Restated Employment Agreements with three-year terms beginning October 18, 1999 with automatic one-year extensions unless General Cable or the executives elect not to extend. Each executive earns a base salary approved by the Compensation Committee and has an opportunity to earn a bonus for attainment of specified performance goals approved by the Compensation Committee under the 1999 Incentive Bonus Program and any performance-based bonus program for senior executives applicable after 1999. Upon termination of employment, each executive will be entitled to any bonus deferred for any year prior to the year in which termination of employment occurs in addition to any accrued and unpaid base salary and benefits under the existing plans (other than severance benefits). Furthermore, in case of a termination due to death or Disability, by General Cable other than for Cause or by the executive for Good Reason (as defined), the executive receives immediate vesting and lapsing of restrictions on unvested stock awards under the applicable agreements, and has no obligation to repay any unearned portion of the retention award made in 2003 shown in the Summary Compensation Table. In case of a termination by General Cable other than for Cause or by the executive for Good Reason, the Employment
Agreement also provides for a payment equal to a multiple (the "Multiplier") of the sum of his base salary and the target bonus under the Annual Incentive Plan applicable to the year termination occurs subject to a minimum target. The executives are also entitled to their continuation as a participant in General Cable's executive health and welfare benefit plans for the number of years represented by the Multiplier.

     The differences among these agreements are as follows: Mr. Kenny who serves as President and Chief Executive Officer is entitled to an annual salary of $700,000 and has a Multiplier of three (3). Mr. Virgulak who serves as Executive Vice President and Chief Financial Officer is entitled to an annual salary of $352,260 and has a Multiplier of two (2). Mr. Siverd who serves as Executive Vice President, General Counsel and Secretary is entitled to an annual salary of $348,676 and has a Multiplier of two (2).

     In July 2003, each executive officer entered into an amendment to his Employment Agreement related to the retention awards described in the Summary Compensation Table. The amendment provides that the amount of the retention award is earned one-third each year for each full year of employment after July 2003, and that if the executive's employment were terminated at his option other than for Good Reason (or under the Change-in-Control Agreement described below), the executive will be required to repay the unearned portion of the retention award.

     Change-in-Control Agreements
     ----------------------------

     Below are summary descriptions of the Amended and Restated
Change-in-Control Agreements between General Cable and each of Messrs. Kenny, Virgulak and Siverd dated April 28, 2000 (the "Change-in-Control Agreements").

     The Change-in-Control Agreements provide benefits if the executive's employment is terminated by General Cable or General Cable's subsidiaries or by General Cable's successor without Cause (as defined). Benefits are also payable if the executive terminates his employment with General Cable or General Cable's subsidiaries or with General Cable's successor for any one of certain specified events detrimental to the executive ("Good Reason") and the termination occurred within six (6) months before, or, in the case of Messrs. Virgulak or Siverd, within two (2) years after, or, in the case of Mr. Kenny, within three (3) years after, any one of certain specified events producing a change in control of General Cable (a "Change-in-Control").

     In that case, the executive would receive a payment equal to a specified multiple of the sum of (i) the executive's annual base salary at the time of the termination of the executive's employment (or, in the case of a termination of employment for Good Reason based on a reduction of his annual base salary, the annual base salary in effect immediately prior to such reduction) and (ii) the executive's target annual bonus applicable to the year in which employment is terminated or the year in which the Change-in-Control occurs, whichever is greater. There is a fixed minimum Annual Incentive Plan percentage target for each executive. Further, upon a Change-in-Control, the Change-in-Control Agreements provide that the Company would release the executive from any obligation to repay the unearned portion of the retention award made in 2003 set forth in the Summary Compensation Table, would make a gross-up payment, if required, to cover excise tax due under Section 280G of the Internal Revenue Code, and would make any required contribution to fund the executive's accrued benefit under the Supplemental Executive Retirement Plan described on page 19.

     In addition, General Cable or its successor agreed to continue the executive's participation in General Cable-sponsored executive health and welfare benefit plans until the earlier of the same specified multiple of 12 months following the date of the executive's termination of employment or the date the executive receives equivalent coverage and benefits under the plans of a subsequent employer. The multiples were as follows; Mr. Kenny -- three times, Mr. Virgulak and Mr. Siverd -- two times. Upon a Change-in-Control, restrictions on any unvested awards will become fully vested and immediately exercisable under the Company's Stock Incentive Plans.

                               OPTION INFORMATION

                      OPTION GRANTS FOR LAST FISCAL YEAR (1)

     Below is a table with information on option grants for fiscal 2005 made by General Cable to the executive officers listed in the Summary Compensation Table.


                                                                            Potential Realizable
                                                                             Values at Assumed
                         Number of    Percent of                           Annual Rates of Stock
                         Securities  Total Options                         Price Appreciation for
                         Underlying   Granted to    Exercise                  Option Term (2)
                          Options    Employees in   or Base   Expiration  ------------------------
         Name             Granted    Fiscal Year     Price       Date        5%             10%
------------------------ ----------  -------------  --------  ----------  -------       ----------

Gregory B. Kenny           28,896        17.36       $22.97   02/07/2016   417,423       1,057,832
Christopher F. Virgulak     4,584         2.75        27.99   03/01/2016    80,691         204,487
Robert J. Siverd            7,788         4.68        22.97   02/07/2016   112,503         285,105

------------------------

(1) The grants above were made in February and March 2006 and are part of the executive officers' compensation for performance in 2005. The options granted were made under the Company's 2005 Stock Incentive Plan and vest on the third anniversary of the grant date.

(2) The Company selected potential realizable values at assumed 5% and 10% rates as provided in the SEC rules. The values shown, therefore, are not intended as a forecast of the Company's common stock price in the future.


                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES (1)
                     -----------------------------------------------

     Shown below is a table setting forth information concerning unexercised options held by the executive officers listed in the Summary Compensation Table at December 31, 2005.


                                                 NUMBER OF SECURITIES UNDERLYING  VALUE OF UNEXERCISED IN-THE-
                                                  UNEXERCISED OPTIONS AT FISCAL     MONEY OPTIONS AT FISCAL
                           SHARES                           YEAR-END                      YEAR-END (2)
                         ACQUIRED ON    VALUE    -------------------------------  ----------------------------
NAME                      EXERCISE     REALIZED  EXERCISABLE       UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
------------------------ ------------  --------  -----------       -------------  -----------    -------------

Gregory B. Kenny              0           0       473,000             373,331      $2,874,750     $5,517,249
Christopher F. Virgulak       0           0       175,000              96,141       1,052,150      1,420,954
Robert J. Siverd           36,000      $233,273   137,000              70,604         645,650      1,024,287


(1)  The table excludes options granted in 2006 for performance in 2005.

(2) The closing price of General Cable's common stock on the NYSE on December 31, 2005, was $19.70 per share. Values were calculated under the rules of the SEC.


                             EQUITY COMPENSATION PLANS
                             -------------------------

     The following table sets forth information about General Cable's equity compensation plans as of December 31, 2005.


                                    NUMBER OF        WEIGHTED-      NUMBER OF SECURITIES
                                 SECURITIES TO BE    AVERAGE       REMAINING AVAILABLE FOR
                                   ISSUED UPON       EXERCISE       FUTURE ISSUANCE UNDER
                                   EXERCISE OF       PRICE OF        EQUITY COMPENSATION
                                   OUTSTANDING      OUTSTANDING  PLANS (EXCLUDING SECURITIES
                                     OPTIONS (1)     OPTIONS      REFLECTED IN FIRST COLUMN)
                                 -----------------  -----------  ---------------------------

Shareholder approved plan:
  1997 Stock Incentive Plan         2,157,000         $12.07               288,000
  2005 Stock Incentive Plan                 0              0             1,785,000
Non-shareholder approved plan:
  2000 Stock Option Plan              952,000           8.00               265,000
                                    ---------         ------             ---------
Total                               3,109,000         $10.82             2,338,000
                                    ---------         ------             ---------
                                    ---------         ------             ---------


(1) Excludes restricted stock awards of 1,713,999 shares granted and outstanding from the 1997 Plan and restricted stock awards of 14,730 shares granted and outstanding from the 2005 Plan as of December 31, 2005.

     The 1997 Stock Incentive Plan authorizes a maximum of 4,725,000 shares, options or units of common stock to be granted. Stock options are granted to employees selected by the Compensation Committee of the Board or the Chief Executive Officer at prices which are not less than the closing market price on the date of grant. The Compensation Committee (or Chief Executive Officer) has authority to set all the terms of each grant. The majority of the options granted under the Plan expire in 10 years and become fully exercisable ratably over three years of continued employment or become fully exercisable after three years of continued employment. Restrictions on the majority of shares awarded to employees under the Plan expire ratably over a three-year period or expire after six years from the date of grant or expire ratably from the second anniversary to the sixth anniversary of the grant.

     The 2005 Stock Incentive Plan authorizes a maximum of 1,800,000 shares, options or units of common stock or stock appreciation rights to be granted. Stock options are granted to employees selected by the Compensation Committee which administers the Plan, which are not less than the closing market price on the date of grant. The Plan administrator has authority to set all the terms of each grant. The majority of options granted under the Plan expire in 10 years and become fully exercisable ratably after three years of continued employment. Restrictions on the majority of shares awarded to employees under the Plan expire ratably over a five-year period.

     The 2000 Stock Option Plan authorizes a maximum of 1,500,000 non-qualified options to be granted. No other forms of award are authorized under this Plan. Stock options are granted to employees selected by the Compensation Committee of the Board or the Chief Executive Officer at prices which are not less than the closing market price on the date of grant. The Compensation Committee (or the Chief Executive Officer) has authority to set all the terms of each grant. The majority of the options granted under the Plan expire in 10 years and become fully exercisable ratably over three years of continued employment or become fully exercisable after three years of continued employment. No grants have been made to directors or executive officers under this Plan.


                            PENSION PLAN BENEFIT TABLE
                            --------------------------

     Set forth below is a pension table showing estimated annual benefits payable upon retirement under General Cable's retirement plans.


                                         YEARS OF SERVICE
                                      -------------------------
  REMUNERATION (AVERAGE OF THREE                         20 OR
HIGHEST ANNUAL COMPENSATION LEVELS)     10       15      MORE
------------------------------------  -------  -------  -------

            600,000                   150,000  225,000  300,000
            650,000                   162,500  243,750  325,000
            700,000                   175,000  262,500  350,000
            750,000                   187,500  281,250  375,000
            800,000                   200,000  300,000  400,000
            850,000                   212,500  318,750  425,000
            900,000                   225,000  337,500  450,000
            950,000                   237,500  356,200  475,000
          1,000,000                   250,000  375,000  500,000
          1,050,000                   262,500  393,750  525,000
          1,100,000                   275,000  412,500  550,000
          1,150,000                   287,500  431,250  575,000
          1,200,000                   300,000  450,000  600,000


     Effective January 1, 2000, the Company adopted a defined benefit Supplemental Executive Retirement Plan (the "SERP") to cover key executives of the Company. The SERP generally provides for a target retirement benefit equal to 2.5% of final average pay times years of credited service (not greater than 20) to be paid upon retirement from the Company. The actual SERP benefit is the excess, if any, of the target benefit over the sum of (i) the annuity equivalent of the vested portion of employer contributions under General Cable's Retirement and Savings Plan (the "Retirement Plan") and the Benefit Equalization Plan (the "Equalization Plan") for the account of such employee (plus or minus aggregate investment gains or losses thereon) including employer provided matching contributions, (ii) amounts payable under the frozen defined benefit Retirement Income Guarantee Plan (the "RIGP"), and (iii) 50% of the estimated age 65 retirement benefit payable under the Social Security Act.
For purposes of the SERP, final average pay is defined as the average of the highest three consecutive years of compensation in the last five years. SERP compensation includes base salary plus cash incentive compensation, other forms of incentive bonuses and amounts deferred under the Retirement Plan. Service is credited under the Plan for the number of years and months of employment with the Company and its subsidiaries. In addition, service with a prior employer may also be recognized. If prior employer service is credited, the target benefit is also offset for prior employer benefits attributable to that service.

     Under the SERP, participants have the right to elect a distribution option. The normal form is a life annuity, but the participant may elect (by
December 31 of the year, which is at least two years prior to the year in which the participant terminates employment) among these options: joint and 100% survivor annuity, joint and 50% survivor annuity, ten year certain and life annuity, three annual installments, or single lump sum. The Committee appointed by the Board of Directors which administers the SERP must approve in advance any request for a single lump sum distribution.

     General Cable terminated its former defined benefit plan as of December 31, 1985 and adopted the defined benefit RIGP as of January 1, 1986. For persons hired on or before January 1, 1986, the RIGP generally provides for an additional retirement benefit equal to the amount, if any, by which the total of the annuity equivalent of the employees accrued benefit under the former retirement plan at December 31,

1985, plus the annuity equivalent of the vested portion of General
Cable's contributions under General Cable's Retirement Plan on the account of such employee (plus or minus aggregate investment gains or losses thereon) is less than the retirement benefit that the employee would have received if the former retirement plan had continued. Under the RIGP, the years of service, average compensation and social security entitlement used in calculating the retirement benefit for each participant were frozen as of December 31, 1993. Any compensation, years of employment or contributions to a participant's Retirement Plan after that date are not included in the benefit calculation.

     General Cable's Equalization Plan generally makes up certain reductions caused by Internal Revenue Code of 1986 limitations in the annual retirement benefit determined pursuant to the RIGP and in General Cable's contributions on behalf of an employee pursuant to the Retirement Plan. Those amounts not payable under the RIGP, the former retirement plan, or the Retirement Plan due to such limitations would be payable under the Equalization Plan.

     Estimated annual benefits under the SERP benefit formula are illustrated in the Pension Plan Benefit Table on page 19. The amounts were calculated under the single life annuity option form of pension, payable to participants at the normal retirement age of 65. The amounts shown in the table would be reduced by the annuity equivalent of the vested portion of General Cable's contributions under General Cable's Retirement Plan and the Equalization Plan, including employer provided matching contributions, and 50% of the estimated age 65 retirement benefit payable under the Social Security Act.

     Messrs. Kenny, Virgulak and Siverd have 23, 18, and 22 full credited years, respectively, with General Cable and its subsidiaries, under the SERP (including any prior employer service credited). Mr. Kenny and Mr. Siverd have 12 and 11 full credited years of service, respectively, with General Cable and its subsidiaries, under the RIGP and the Equalization Plan, which represent a carryover of their years of service with The Penn Central Corporation. All listed executive officers are 100% vested under the Retirement Plan and Equalization Plan. Mr. Kenny and Mr. Siverd are 100% vested under the RIGP.

                        COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION
                        -----------------------------

     General Cable has established a Compensation Committee (the "Committee"), whose members are four independent directors. The Committee is responsible for establishing the Company's compensation policy and making decisions regarding:

- Compensation for the Chief Executive Officer and the other named executive officers, including approving their base salaries and bonus amounts, target financial performance levels under annual incentive plans, and granting long-term incentive rewards and retirement benefits.

- Evaluation of the performance of the Chief Executive Officer and other executive officers of General Cable.

- Making recommendations to the Board of Directors concerning director and executive officer incentive and equity-based plans.

In carrying out its duties, the Committee draws on the resources of a compensation consultant retained in 2004 which is independent and reports directly to the Committee.

     Executive Compensation Philosophy
     ---------------------------------

     The Company's fundamental executive compensation objectives are to ensure that General Cable attracts and retains a talented executive team and key employees, and motivates them to take actions to continually enhance shareholder value. To implement this philosophy in 2005, the Company targeted base salaries at the 50th percentile of a broad survey of industrial companies of similar size, scope and complexity, and also used competitive benchmarking. For 2005, the Company also provided executives with the opportunity to receive total annual cash compensation at the 50th percentile if target business objectives were achieved, and an opportunity to earn rewards above that level if performance exceeded the specified 50th percentile targets. The Committee believes that Company incentive programs and awards (described below) are related to achievement of performance goals, which result in a significant percentage of total compensation being tied to financial objectives and measures linked directly to shareholder value. For 2006 compensation, the Committee is utilizing a comparative peer group, including General Cable competitors, for benchmarking compensation. The 2006 peer group is the same as was utilized in 2005.

     In addition, during 2005 the Committee reviewed General Cable's executive compensation programs, including a review of tally sheets covering compensation of each of the executive officers and a review of the total cost of change-in-control provisions in various benefit plans for the Company's Leadership Team. Based on this review, the Committee is satisfied that current executive compensation programs reflect competitive market compensation practices and also take into account both relative pay and relative performance criteria.

     Components of the Executive Compensation Program
     ------------------------------------------------

     The compensation program for the Company's executive officers in 2005 consisted of the following components: (1) base salary; (2) annual incentive bonus; (3) long-term incentive compensation consisting of potential awards of restricted stock, stock options or both; and (4) executive retirement plans and personal benefits. The Company's incentive programs are the main elements of the total program that is designed to reward executives for short-term and long-term enhancements of shareholder value.

     BASE SALARIES. The Committee reviews base salaries annually against a group of benchmark companies at the 50th percentile, and adjusts them as appropriate in light of Company performance, individual performance and the executive's position and level of responsibilities. As a result of this process, Mr. Kenny's annual base salary was increased to $700,000 as of January 1, 2006, which reflected actual 2005 Company performance above business plan financial and operating performance metrics, as well as actions taken by Mr. Kenny to position the Company to benefit from acquisition opportunities, such as the Silec Cable acquisition. Mr. Siverd's base salary was increased to $348,676 as of March 1, 2006 and Mr. Virgulak's base salary remained at $352,260 at that date. The Committee believes that these executives' salaries, which have been benchmarked against comparable public companies, are appropriate. The Committee also takes into account individual and Company performance in setting salary levels.

     Annual Incentives. For calendar year 2005, executive officers had the opportunity to earn cash rewards based on attainment of financial, operational and individual performance goals. Under the General Cable Annual Incentive Plan ("AIP"), the Committee at the beginning of each year, formally selects one or more performance objectives as targets for a particular year in light of business conditions and the Company's annual Business Plan, including factors such as levels of earnings per share, net income, and return on net operating assets. Incentive awards for 2005 performance made in early 2006 based on accomplishment of predetermined performance objectives under the AIP are included in the Summary Compensation Table on page 14.

     Long-Term Incentives. The Company has used and continues to use restricted stock, stock options or a combination as long-term incentives to tighten the relationship between executive compensation and shareholder return to General Cable's investors. Grants of restricted stock and stock options for 2005 were made to executive officers and are shown in the Summary Compensation Table on page 14. The Committee considers at least annually whether additional grants of stock awards authorized under Company incentive plans are appropriate to increase corporate performance, to encourage increased ownership of the Company's stock by executive officers, and to foster retention of key executives. In developing the incentive reward program and in approving awards, the Committee evaluates the mix of awards and the relationship between short-term and long-term incentives in the total compensation program.

     CHIEF EXECUTIVE OFFICER COMPENSATION
     ------------------------------------

     Mr. Kenny served as President and Chief Executive Officer during 2005. Under his Employment Agreement, Mr. Kenny was paid an annual salary of $660,000 based on Committee review and consideration of relevant competitive market data for chief executive officers. Mr. Kenny was also provided an opportunity to receive a bonus under the AIP equal to 95% of his base salary in 2005, and he was eligible to receive compensation above that level if actual performance exceeded the objectives set by the Committee. For 2005, Mr. Kenny received an incentive award of $940,500 under the AIP as Mr. Kenny significantly outperformed the performance goals set by the Committee in 2005. He also received a grant of restricted common stock and stock options, which are included in the Summary Compensation Table.

     The Company and its subsidiaries also provide certain benefit programs in which the named executive officers participate, and the Committee periodically reviews the terms of these programs which cover executive officers and other key employees. The compensation for the executive officers for 2005 is detailed in this proxy statement. Mr. Kenny's participation in these programs reflects what the Committee believes is the participation that other executives at his level in benchmark companies would expect.

     POLICY UNDER SECTION 162(M)
     ---------------------------

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's Chief Executive Officer and the four other most highly compensated officers. Performance-based compensation that has been approved by shareholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of preestablished, objective performance goals and the Board committee that establishes such goals consists only of "outside directors" (as defined under Section 162(m)). All members of General Cable's Compensation Committee qualify as "outside directors."

     The Company's general policy is to optimize the deductibility of executive compensation so long as deductibility is compatible with the more important objectives of retaining executives and maintaining competitive and motivational performance-based compensation.

                                                  Robert L. Smialek, Chairman
                                                  Gregory E. Lawton
                                                  Craig P. Omtvedt
                                                  John E. Welsh, III

	                   STOCK PRICE PERFORMANCE GRAPH
                           -----------------------------

     The graph below compares the annual percentage change in cumulative total shareholder return on General Cable common stock in relation to cumulative total return of the Standard & Poor's 500 Stock Index, and a peer group of companies ("2005 Peer Group"). The data shown are for the period beginning May 16, 1997, the date that General Cable ("BGC") common stock began trading on the NYSE, through December 31, 2005.


        CUMULATIVE RETURN COMPARISON: GENERAL CABLE COMMON STOCK
                    S&P 500 INDEX AND 2005 PEER GROUP*

                             GRAPH DATA

                 May   Dec.  Dec.  Dec.  Dec.  Dec.  Dec.  Dec.  Dec.  Dec.
                 1997  1997  1998  1999  2000  2001  2002  2003  2004  2005
                 ----  ----  ----  ----  ----  ----  ----  ----  ----  ----

General Cable    100   167   143    53    32    97    29    62    105  149
2005 Peer Group  100   125    95   157   134   112    52    93    105  108
S&P 500          100   117   148   177   159   138   106   134    146  150

-----------

-----------
* Assumes the value of the investment in General Cable common stock and each index was 100 on May 16, 1997. The 2005 Peer Group consists of Belden CDT Inc. (NYSE: BDC), CommScope, Inc. (NYSE: CTV), Draka Holding, N.V. (Euronext Amsterdam Stock Exchange) and Nexans (Paris Stock Exchange). The 2005 Peer Group consists of the same companies as in 2004, except that Belden, Inc. and Cable Design Technologies Corp. merged in July 2004 to become Belden CDT Inc. Data in the graph reflects the July 2004 merger. Returns in the Peer Group are weighted by capitalization.

                                      -23-

	  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          -----------------------------------------------------------

     In 2005, all compensation determinations and awards were made by the independent directors who make up the Compensation Committee who are identified on page 8. There were no interlocking relationships between executive officers of the Company and the Compensation Committee members or other directors of the Company during 2005.

         RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO AUDIT GENERAL CABLE'S 2006 CONSOLIDATED FINANCIAL STATEMENTS
               AND INTERNAL CONTROL OVER FINANCIAL REPORTING
                                 (Proposal 2)

     On February 7, 2006 the Audit Committee of General Cable appointed Deloitte & Touche LLP, along with the member firm of Deloitte & Touche Tohmatsu and their respective affiliates ("Deloitte"), independent registered public accounting firm, to audit the consolidated financial statements of General Cable and its subsidiaries for 2006 and its internal control over financial reporting as of December 31, 2006. The Board of Directors ratified that appointment and is submitting it to shareholders for a vote at the Annual Meeting.

   Principal Accounting Firm Fees. Aggregate fees billed to the Company for the fiscal years ended December 31, 2005 and 2004 by Deloitte and its affiliates were as follows:



                          Fiscal Year Ended
                        ----------------------
                           2005        2004
                        ----------  ----------

Audit Fees (1)          $2,425,714  $2,712,036
Audit-related Fees (2)     117,802     406,807
Tax Fees (3)               209,967     285,666
All Other Fees (4)               0      12,829
                        ----------  ----------
                        $2,753,483  $3,417,338
                        ----------  ----------
                        ----------  ----------
-----------

(1) Includes reviews of registration statements, and related consents and comfort letters.
(2)  Includes employee benefit plan audits and assistance in implementation of
     Section 404 of Sarbanes-Oxley Act.
(3)  Includes fees for tax compliance, consultation and planning.
(4)  Includes fees for permitted actuarial and secretarial services in 2004.

     General Cable expects representatives of Deloitte to attend the Annual Meeting proceedings in the United States and be available to respond to appropriate questions from shareholders. The Deloitte representatives will also have the opportunity to make a statement if they so desire.

     The Board of Directors recommends that shareholders vote FOR the proposal to ratify the appointment of Deloitte & Touche, LLP to audit General Cable's 2006 consolidated financial statements and internal control over financial reporting.

                                 OTHER INFORMATION

Solicitation of Proxies
-----------------------

     Solicitation of proxies is being made by management at the direction of General Cable's Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost will be borne by General Cable. In addition, General Cable will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record and General Cable will reimburse them for their expenses in so doing. General Cable has retained Mellon Investor Services LLC to aid in the solicitation of proxies for a fee of $5,500 plus out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires General Cable's directors and executive officers, and persons who own more than 10% of a registered class of equity securities, to file initial reports of ownership and reports of changes in ownership of General Cable common stock with the SEC. These persons are required by SEC regulations to furnish General Cable with copies of all Section 16(a) forms which they file. Based on review of the copies of forms furnished to General Cable and filed with the SEC, General Cable believes that all such SEC filings during 2005 complied with the reporting requirements.

Shareholder Proposals for 2007 Annual Meeting
---------------------------------------------

     Shareholder proposals under Rule 14a-8 of the Securities Exchange Act of 1934 for the 2007 Annual Meeting of Shareholders must be received by General Cable no later than November 28, 2006, in order to be considered for inclusion in General Cable's proxy statement and a form of proxy for that meeting. Shareholder proposals not made under Rule 14a-8 must be made in accordance with the 60 (sixty) day advance notice procedure described on pages 9-10. All proposals must be communicated in writing to the Secretary of General Cable at its World Headquarters at 4 Tesseneer Drive, Highland Heights, Kentucky 41076.

                                           By Order of the Board of Directors,


                                           ROBERT J. SIVERD
                                           Secretary

Highland Heights, Kentucky
March 30, 2006

                                  APPENDIX A
                                  ----------

                       GENERAL CABLE AUDIT COMMITTEE CHARTER

Purpose
-------

     The Audit Committee's purpose is (A) to assist in Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditor; and (B) to prepare an audit committee report as required by the SEC's rules for inclusion in the Company's annual proxy statements. If the Company does not file a proxy statement, the report will be included in the Company's annual report on SEC Form 10-K.

     The Audit Committee is responsible for the duties and responsibilities set forth in this charter, but its role is one of oversight, and therefore, it is not responsible either for the preparation of the Company's financial statements or the auditing of the Company's financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the audit committee described in this charter.

Composition
-----------

     There will be a committee of the board of directors (the "Board") to be known as the Audit Committee which will be composed of at least three (3) directors, each of whom will satisfy the independence and financial literacy requirements of the New York Stock Exchange and all other applicable regulatory requirements, subject to the effective dates and relevant transition periods. In addition, at least one member of the Audit Committee will have the required accounting or related financial management expertise as the Board interprets such qualification in its business judgment. No member of the Audit Committee will simultaneously serve on the audit committee of more than three public companies unless the Board determines that the simultaneous service would not impair the ability of the Audit Committee member to effectively serve on this Audit Committee and discloses the determination in the Company's annual proxy statement or, if the Company does not file an annual proxy statement, in the Company's annual report on Form 10-K filed with the SEC.

     The Non-Executive Chairman upon consultation with other members of the Board will elect or appoint a chairperson of the Audit Committee (or, if he does not do so, the Audit Committee members will elect a chairperson by vote of a majority of the full committee). The Audit Committee chairperson will have authority to act on behalf of the Audit Committee between meetings.

Duties and Responsibilities
---------------------------

The duties and responsibilities of the Audit Committee are set forth below. The Audit Committee will:

     (A) be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; each such registered public accounting firm must report directly to the Audit Committee.

     (B) establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

     (C) have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties;

     (D) receive appropriate funding from the Company, as determined by the Audit Committee in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;
          (ii) compensation to any advisers employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties;

     (E) at least annually, obtain and review a report by the independent auditor describing (i) the firm's internal quality-control procedures;
          (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) (to assess the auditor's independence) all relationships between the independent auditor and the Company;

     (F) review and discuss the Company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

     (G) discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

     (H)  discuss policies with respect to risk assessment and risk management;

     (I) meet separately, from time to time, with management, internal auditors (or other personnel or independent contractors responsible for the internal audit function) and the independent auditors;

     (J) review with the independent auditor any audit problems or difficulties and management's response, including discussion of the responsibilities, budget and staffing of the Company's internal control function;

     (K) set clear hiring policies for employees or former employees of the independent auditors;

     (L)  report regularly to the Board;

     (M)  make an annual performance evaluation of the Audit Committee;

     (N) review and assess the adequacy of the Audit Committee's charter annually;

     (O) comply with the preapproval requirements of Section 10A(i) of the Securities Exchange Act of 1934; and

     (P) make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board.

Meetings
--------

     The Audit Committee will meet on a quarterly basis each year and more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each Audit Committee member. The Company will make available to the Audit Committee, at its meetings and otherwise, individuals and firms as may be designated from time to time by the Audit Committee, such as members of management including (but not limited to) the internal audit and accounting staff, the independent auditors, inside and outside counsel, and other individuals or firms (whether or not employed by the Company and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors).

Delegation
----------

     Any duties and responsibilities of the Audit Committee, including but not limited to the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the Audit Committee or a subcommittee of the Audit Committee.

                           NOTICE OF
                           2006
                           ANNUAL MEETING
                           OF SHAREHOLDERS
                           AND
                           PROXY STATEMENT

                           GENERAL CABLE

                     GENERAL CABLE CORPORATION

                     HIGHLAND HEIGHTS, KENTUCKY

      PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS, MAY 18, 2006

             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The Board of Directors of General Cable Corporation ("General Cable" or the ("Company") is providing this Proxy Statement for the solicitation of proxies from holders of outstanding common stock for the 2006 Annual Meeting of Shareholders("Annual Meeting") on May 18, 2006, and at any adjournment of the meeting. The Annual Meeting will be held at 3:00 p.m., Central European Summer Time, Thursday, May 18, 2006, at the European Headquarters offices of General Cable Corporation, Casanova, 150, 08036 Barcelona, Spain. Proceedings of the meeting will be simultaneously transmitted to the World Headquarters of the Company beginning at 9:00 a.m., Eastern Daylight Time, at 4 Tesseneer Drive, Highland Heights, Kentucky 41076. General Cable is sending this Proxy Statement, proxy form, and General Cable's Annual Report to Shareholders for 2005 to all shareholders entitled to receive notice and to vote at the Annual Meeting beginning on or about April 3, 2006.

     The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. In addition, on matters raised at the Annual Meeting that are not covered by this Proxy Statement, the persons named in the proxy card will have full discretionary authority to vote unless a shareholder has followed the advance notice procedures discussed on the reverse side under "Nominees for Director." If any nominee for election as a director becomes unable to accept nomination or election, which we do not anticipate, the persons named in the proxy will vote for the election of another person recommended by the Board.

	       THIS PROXY IS CONTINUED ON THE REVERSE SIDE

-------------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

	                 YOUR VOTE IS IMPORTANT

	           YOU CAN VOTE IN ONE OF THREE WAYS:

1.    Vote by Internet at http://www.proxyvoting.com/bgc

      or

2. Call toll free 1-866-540-5760 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call

      or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

	                       PLEASE VOTE
	             TO VIEW OUR ANNUAL REPORT ONLINE
                   GO TO: http//www.generalcable.com

1.   Election of Directors: Gregory E. Lawton and Craig P. Omtvedt

     FOR all nominees listed above (except as marked to the contrary)    [ ]

     WITHHOLD AUTHORITY to vote for all nominees listed above            [ ]

     To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

     -----------------------------------------------------------------------

2. Ratify the appointment of Deloitte & Touche LLP to audit the 2006 consolidated financial statements of General Cable.

	      FOR             AGAINST           ABSTAIN
	      [ ]               [ ]               [ ]

Check box if you plan to attend the Annual Meeting                       [ ]

Choose MLink(SM) for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect(R) at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.



Signature________________________________________



Signature________________________________________		Date_________

Please sign exactly as your name or names appear here. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign name by authorized person.

                  VOTE BY INTERNET OR TELEPHONE OR MAIL
                      24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY
                                  CARD.

                                INTERNET
                       http://www.proxyvoting.com/bgc
                       ------------------------------

                 Use the Internet to vote your proxy.
        Have your proxy card in hand when you access the web site.

                                  OR

                              TELEPHONE
                           1-866-540-5760

           Use any touch-tone telephone to vote your proxy.
             Have your proxy card in hand when you call.

                                  OR

                                 MAIL

               Mail, sign and date your proxy card and
            return it in the enclosed postage-paid envelope.


          IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
             YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.